                           WYNN'S INTERNATIONAL, INC.
                         NOTICE OF GUARANTEED DELIVERY
                           OF SHARES OF COMMON STOCK

                           OFFER TO PURCHASE FOR CASH
                   UP TO 1,100,000 SHARES OF ITS COMMON STOCK
                 (INCLUDING THE ASSOCIATED JUNIOR PARTICIPATING
                        PREFERRED STOCK PURCHASE RIGHTS)
                  AT A PURCHASE PRICE NOT GREATER THAN $25.00
                         NOR LESS THAN $22.00 PER SHARE

            THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE
               AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY,
                  APRIL 22, 1997, UNLESS THE OFFER IS EXTENDED.

    This form or a facsimile copy hereof must be used to tender Shares (as defined below) pursuant to the Offer (as defined below) if:

    (a) certificates for Shares of Wynn's International, Inc., a Delaware corporation (the "Company"), are not immediately available; or

    (b) the procedure for book-entry transfer cannot be completed on a timely basis; or

    (c) time will not permit the Letter of Transmittal or other required documents to reach the Depositary before the Expiration Date (as defined in Section 1 of the Offer to Purchase, as defined below).

    This form or a facsimile copy hereof, signed and properly completed, may be delivered by hand, mail, telegram or facsimile transmission by Eligible
Institutions (as defined in Section 3 of the Offer to Purchase) only to the Depositary by the Expiration Date. See Section 3 of the Offer to Purchase.

    THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE
GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND
CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SET FORTH HEREIN.
FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

                  HARRIS TRUST COMPANY OF NEW YORK, DEPOSITARY
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              BY HAND:                       BY OVERNIGHT COURIER:                        BY MAIL:
           Receive Window                       77 Water Street                        P.O. Box 1023
     77 Water Street--5th Floor                    4th Floor                        Wall Street Station
      New York, New York 10005              New York, New York 10005              New York, New York 10268


           BY FACSIMILE:                       TELEPHONE NUMBER:                  TO CONFIRM BY TELEPHONE:
           (212) 701-7636                       For Information                        (212) 701-7624
           (212) 701-7640                         Call Collect
                                                 (212) 701-7624
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    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE OR
TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN THOSE LISTED ABOVE
DOES NOT CONSTITUTE A VALID DELIVERY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A
LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION
UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE
APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

    The undersigned hereby tenders to the Company at the price per Share indicated below, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 26, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together with the Offer to Purchase constitute the "Offer"), receipt of which is hereby acknowledged, that number of shares of Common Stock, $1.00 par value per share
(the "Shares") (including the associated Junior Participating Preferred Stock
Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of March 3, 1989, as amended, between the Company and ChaseMellon Shareholder
Services, L.L.C., as Rights Agent), of the Company indicated below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Unless the Rights are redeemed by the Company prior to the expiration of the Offer, a tender of Shares will also constitute a tender of the Rights.
Unless the context requires otherwise, all references herein to the Shares shall include the Rights.

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
PLEASE TYPE OR PRINT

Certificate No(s).
(if available)                                Name(s)

Number of Shares

If Shares will be tendered by book-entry      Address(es)
transfer, check one box:

 / / The Depository Trust Company

 / / Philadelphia Depository Trust Company

                                              Area Code and Tel. No.

Account Number                                Sign Here

                                                                              Dated , 1997
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                     PRICE (IN DOLLARS) PER SHARE AT WHICH
                           SHARES ARE BEING TENDERED

           CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF
            NO BOX IS CHECKED (EXCEPT AS PROVIDED IN THE "ODD LOTS"
                BOX BELOW), THERE IS NO PROPER TENDER OF SHARES.

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
      / /   $22.00      / /   $22.75      / /   $23.50      / /   $24.25      / /   $25.00

      / /   $22.25      / /   $23.00      / /   $23.75      / /   $24.50

      / /   $22.50      / /   $23.25      / /   $24.00      / /   $24.75

           IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, USE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE SPECIFIED.

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

                                    ODD LOTS

     To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially as of the close of business on March 24, 1997, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares.

     The undersigned either (check one box):

  / / was the beneficial owner, as of the close of business on March 24, 1997, and will continue to be the beneficial owner as of the Expiration Date, of an aggregate of fewer than 100 Shares, all of which are being tendered, or

  / / is a broker, dealer, commercial bank, trust company or other nominee which:

     (a) is tendering, for the beneficial owners thereof, all Shares with respect to which it is the record owner, and

     (b) believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner as of the close of business on March 24, 1997, and will continue to be the beneficial owner as of the Expiration Date, of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

     In addition, the undersigned is tendering Shares either (check one box):

  / / at the Purchase Price (as defined in the Offer to Purchase) determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box above entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered"); or

  / / at the price per Share indicated in the box above entitled "Price (In
      Dollars) Per Share At Which Shares Are Being Tendered."

                  ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED.

                                 CONDITIONAL TENDER

     A tendering stockholder may condition such stockholder's tender of Shares upon the purchase by the Company of a specified minimum number of Shares tendered, all as described in the Offer to Purchase, particularly in Section 3 thereof. Unless at least such minimum number of Shares is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering stockholder's responsibility to calculate such minimum number of Shares, and each stockholder is urged to consult with such stockholder's own tax advisor. UNLESS THIS BOX HAS BEEN COMPLETED AND A MINIMUM NUMBER OF SHARES TENDERED IS SPECIFIED, THE TENDER WILL BE DEEMED UNCONDITIONAL.

     Minimum number of Shares that must be purchased, if any are purchased:

                              ____________ Shares

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

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned bank, broker, dealer, credit union, savings association, or other entity that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc. (each, an "Eligible Institution"), hereby guarantees that (i) the above-named person(s) has a net long position in the Shares or equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the Shares tendered, (ii) such tender of Shares complies with Rule 14e-4, and (iii) either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), in each case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above no later than 5:00 p.m., New York City time, on the third New York Stock Exchange, Inc. trading day after the date of execution hereof.

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
                Name of Firm                               Authorized Signature

                                               Name
                   Address                                 Please Type or Print

City                    State       Zip Code                       Title

Area Code and Tel. No.                         Date , 1997

                      DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
             SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.
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